UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 5, 2016
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective August 5, 2016, the Board of Directors (the “Board”) of the Company approved an amendment and restatement of the Company’s Amended and Restated Bylaws to implement majority voting in uncontested director elections (the “Bylaw Amendment”) and make certain other minor changes. Under the Bylaw Amendment, each director in an uncontested election will be elected by the vote of a majority of the votes cast with respect to that director’s election. For purposes of these provisions, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. “Abstentions” and “broker non-votes” will not be counted as votes cast either “for” or “against” a director’s election. Contested director elections will continue to be decided by a plurality vote. The Bylaw Amendment further requires that any incumbent director nominee failing to receive a majority of the votes cast in an uncontested director election promptly tender his or her resignation to the Board. Within 90 days of certification of the election results, the Nominating and Governance Committee (“Governance Committee”) shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken, and the Board shall publicly disclose its decision regarding the tendered resignation and the rationale behind the decision. The director who tenders his or her resignation shall not participate in the recommendation of the Governance Committee or the decision of the Board with respect to his or her resignation.

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws that are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits.

3.1    Amended and Restated Bylaws (as of August 5, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: August 5, 2016	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing
3.1	Amended and Restated Bylaws (as of August 5, 2016).................................	Filed Electronically